Contact:   Edward F. Seserko

                                                               President and CEO
                                                               (412) 681-8400

                                                    For Immediate Release
                                                    July 26, 2004


                    EUREKA FINANCIAL CORP. ANNOUNCES EARNINGS
                FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2004


Pittsburgh, Pennsylvania - Eureka Financial Corp., (the "Company"), the parent holding company for Eureka Bank, (the "Bank"), Pittsburgh, Pennsylvania, announced earnings for the three and nine months ended June 30, 2004. For the three months ended June 30, 2004, the Company earned $244,000, or $.19 diluted earnings per share, as compared to earnings of $171,000, or $.13 diluted earnings per share, for the three months ended June 30, 2003. For the nine months ended June 30, 2004, the Company earned $629,000, or $.49 diluted earnings per share, as compared to earnings of $610,000 or $.48 diluted earnings per share, for the nine months ended June 30, 2003.

The Company is in the Mutual Holding Company form of organization with the majority of its stock owned by Eureka Bancorp, MHC.

The Bank, founded in 1886, is a federally chartered stock savings bank and operates one office in the Oakland community of Pittsburgh. The Company's common stock trades on the electronic bulletin board under the symbol "EKFC."

The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.